                                  Exhibit 5(b)


                     [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]


                                November 20, 2001





Fleet Capital Trusts VIII-XII
c/o FleetBoston Financial Corporation
100 Federal Street
Boston, Massachusetts 02110


      Re:   Fleet Capital Trusts VIII-XII

Ladies and Gentlemen:

            We have acted as special Delaware counsel for FleetBoston Financial Corporation, a Rhode Island corporation (the "Company"), and Fleet Capital Trusts VIII-XII, each a Delaware business trust (each, a "Trust" and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Declaration of Trust of each Trust, in the case of Fleet Capital Trust VIII, dated as of March 16, 1998, in the case of Fleet Capital Trusts IX and X, dated September 3, 1998, each as amended by the First Amendment to Declaration of Trust of each Trust, each dated as of October 21, 1999, and in the case of Fleet Capital Trusts XI and XII, dated as of November 6, 2001 (each as so amended, an "Original Trust Agreement" and collectively, the "Original Trust Agreements"), among the Company, The Bank of New York (Delaware), a Delaware banking corporation ("BNY (DE)"), as trustee (the "Delaware Trustee"), and, in the case of Fleet Capital Trust VIII, Eugene M. McQuade, Douglas L. Jacobs and John R. Rodehorst, in the case of Fleet Capital Trusts IX through XII, William C. Mutterperl, Douglas L. Jacobs and John R. Rodehorst, in each case as regular trustees (collectively, the "Regular Trustees");
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Fleet Capital Trusts VIII-XII
November 20, 2001
Page 2



            (b) A certified copy of the Certificate of Trust for each Trust, in the case of Fleet Capital Trust VIII, dated March 16, 1998, as filed with the Office of the Secretary of State of Delaware (the "Secretary of State") on March 16, 1998, in the case of Fleet Capital Trusts IX and X, dated September 3, 1998, as filed with the Secretary of State on September 3, 1998, each as amended by the First Amendment to Certificate of Trust for each Trust, each dated October 21, 1999, as filed with the Office of the Secretary of State on October 21, 1999, and in the case of Fleet Capital Trusts XI and XII, dated November 6, 2001, as filed with the Secretary of State on November 7, 2001 (each as so amended, a "Certificate of Trust;" and collectively, the "Certificates of Trust");

            (c) A form of Amended and Restated Trust Agreement for each Trust, among the Company, the Delaware Trustee, The Bank of New York, a New York banking corporation, as institutional trustee (the "Institutional Trustee"), the Regular Trustees and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (including Exhibit A thereto) (the "Amended and Restated Trust Agreement;" and, together with the Original Trust Agreement, the "Trust Agreement");

            (d) The Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-72912, including a preliminary prospectus with respect to each Trust (the "Prospectus"), relating to the Trust Securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust, filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") on November 7, 2001, as amended by Amendment No. 1 thereto to be filed by the Company and the Trusts with the Commission; and

            (e) A Certificate of Good Standing for each Trust, dated November 20, 2001, obtained from the Secretary of State.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information
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Fleet Capital Trusts VIII-XII
November 20, 2001
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set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom Preferred Securities are to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del,
C. Section 3801, et seq.
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Fleet Capital Trusts VIII-XII
November 20, 2001
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2.         The Preferred Securities of each Trust have been duly authorized by each Trust Agreement and will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of their respective Trust.

3. The Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ RICHARDS, LAYTON & FINGER, P.A.


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